UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 26, 2019 (February 24, 2019)

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 24, 2019, Wize Pharma Ltd. (“Wize Israel”), a wholly owned subsidiary of Wize Pharma, Inc. (the “Company”), entered into a binding memorandum of understanding (the “MOU”) with Resdevco, Research and Development Ltd. (“Resdevco”), pursuant to which the parties agreed to amend the Exclusive Distribution and Licensing Agreement dated as of May 1, 2015, as amended and supplemented thereafter (the “LO2A License Agreement”).

As previously disclosed, under the LO2A License Agreement Resdevco granted to Wize Israel an exclusive license to develop in certain territories, under the LO2A licensed technology, products in the field of ophthalmic disorders, and to mutually agree upon a manufacturer and to purchase, market, sell and distribute LO2A in finished product form in the territories in the field of ophthalmic disorders. Pursuant to the MOU, the parties agreed to amend the LO2A License Agreement as follows:

•	Minimum yearly payments by Wize Israel for 2020 and 2021 shall be $150,000 per year, instead of $475,000 per year
•	Royalties for 20 and 30 unit dose eye drops shall be the higher of $0.60 or a percentage of revenues, not to exceed 10%, from sales made in the United States and other countries, excluding Israel, China and Ukraine
•	Wize Israel shall pay Resdevco $650,000 within 2 years after receipt of FDA approval for eye drops utilizing the licensed technology

The foregoing summary is qualified in its entirety by the MOU that will be filed (with certain portions subject to confidential treatment) with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) or with an amendment to this Current Report on Form 8-K that will be filed prior to the filing of the Annual Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: February 26, 2019	By:	/s/ Or Eisenberg
		Name:	Or Eisenberg
		Title:	Chief Executive Officer

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